Exhibit 99.5
Holders of Record, holding 5% or more of the outstanding balance for Lehman ABS Corporation,
Mortgage Pass-Through Certificates, Series 2004-1 as reflected in the security position listing as of
December 31, 2004 provided by DTC.

Class
Name and Address of Holder
Amount Held
% Class
1-A1A
JP Morgan Chase Bank NA
20,000,000
100%
14201 Dallas Parkway
Dallas, TX 75254

1-A1B
Citibank
53,514,000
100%
3800 Citibank Center B3-15
Tampa, FL 33610
1-A2
Citibank
146,779,000
100%
3800 Citibank Center B3-15
Tampa, FL 33610
2-A1
The Bank of New York/Inv Acct
96,750,000
100%
111 Sanders Creek
Barclays
E. Syracuse, NY 13057

2-A2
Citibank
195,345,000
100%
3800 Citibank Center B3-15
Tampa, FL 33610
M1
JP Morgan Chase Bank NA
8,008,000
80%
14201 Dallas Parkway
Dallas, TX 75254

SSB&T Co.
2,000,000
20%
1776 Heritage Dr.
Global Corporate Action Unit JAB 5NW
No. Quincy, MA 02171

M1-IO
LHMNGV/LBI
10,008,000
100%
70 Hudson Street
Jersey City, NJ 07302

M2
LHMNGV/LBI
6,426,000
100%
70 Hudson Street
Jersey City, NJ 07302

M2-IO
LHMNGV/LBI
6,426,000
100%
70 Hudson Street
Jersey City, NJ 07302